Exhibit 99.1

NUBURU, Inc. Announces Second Quarter 2023 Results

-Second quarter revenue of $1.1 million, representing a 2,000+% year-over-year increase-

-Completed a private placement with existing and new investors-

Centennial, Colo. — August 10, 2023 — NUBURU, Inc. (“NUBURU” or the "Company") (NYSE American: BURU), a leading innovator in high-power and high-brightness industrial blue laser technology, today announced its financial results for the second quarter ended June 30, 2023.

Financial and Operational Highlights

•
Total sales of $1.1 million, an increase of 2,125% compared to the second quarter of 2022.
•
Announced a contract from NASA to demonstrate the feasibility of power beaming using a blue laser suitable for deployment on the moon or Mars.
•
Announced a subsequent private placement from existing and new investors increasing the June 2023 capital raise to $9.2 million.
•
Introduced the BL-1000 series, a next generation 1 kilowatt blue laser technology, to target large, fast-growing EV battery production, metal 3D printing and consumer electronics markets.
•
Continued to deliver units to Essentium as part of a multi-year partnership focused on metal 3D printing for the aerospace, automotive, and defense markets.
•
Delivered the first blue area printing head as part of the previously announced AFWERX contract to GE Additive for testing.

“We are pleased to report another period of strong financial performance, with total sales of $1.1 million in the second quarter of 2023,” said Dr. Mark Zediker, CEO and Co-Founder of NUBURU. “Our top line improved over 2,000% on a year-over-year basis, supported by the strong market adoption of our transformational blue laser technology and continued execution of product deliveries to our commercial customers, Essentium and GE Additive. Our heads-down approach in delivering the highest quality and energy efficient manufacturing solutions remains our top priority and is underpinned by the progress we’ve made in introducing additional product lines within our core technology portfolio.”

“With the recent product launch of our new NUBURU BLTM Series Laser, our market positioning for long-term growth continues to develop,” added Zediker. “In tandem with the accelerating market demand we recognize for sustainable welding and 3D printing technologies, we’ve also witnessed an increased interest in our products by blue chip customers such as NASA. As announced earlier this month, we’ve signed a contract with NASA, showcasing the breadth of possible applications for our IP-protected technology.”

“As we look forward to the remainder of the year, we remain cognizant of the supply chain conditions that present bottlenecks in the procurement process for scanner and lens related components. However, with alternative sourcing initiatives in place, we believe such material constraints will abate toward the end of the second half of this year. As part of our top-down approach to boost gross margins and revenue expansion, our team consistently assesses opportunities for implementing operational efficiencies and cost-saving measures – all of which reinforces our confidence in achieving Full Year sales in excess of $3 million.”

Financial Results for the Second Quarter Ended June 30, 2023 as Compared to the Second Quarter 2022

Total revenues were $1.1 million compared to $0.04 million, or a 2,125% year-over-year increase, primarily due to an increase in the number of laser system revenues and the product and customer mix of laser systems revenues during the same period.

Total gross profit (loss) was $(1.4) million, compared to $(1.2) million, primarily attributable to a one-time write off of approximately $0.6 million related to excess and obsolete AO product line inventory.

Gross margin was (136)%, compared to (2,574)%, driven by increasing revenue and partially offset by the one-time impact of the AO product line inventory write off.

Total operating expenses were $5.0 million, compared to $2.7 million. The increase is primarily attributable to one-time professional fees associated with legal, compliance and accounting matters following the business combination and the transitioning to being a public company. Further contributors to the increase were regular general and administrative costs associated with the Company's status as a public company and increased costs for research and development of tooling and supplies related to the development of the BL product line.

Net loss was $6.1 million, or $0.18 per share, compared to $3.9 million, or $0.71 per share, as a result of the above-described increase in total operating expenses.

EBITDA was $(6.0) million, compared to $(3.8) million.

Capital expenditures were $0.5 million, compared to $0.1 million. The increase is primarily driven by the increase in production capabilities to support additional product lines.

Free cash flow was $(5.1) million, compared to $(2.9) million, primarily attributable to the increase in total operating expenses.

Cash and cash equivalents were $6.6 million as of June 30, 2023.

Financial Outlook

The Company reiterated its 2023 outlook of total revenue in excess of $3 million, EBITDA in the range of negative $21.0 million and negative $23.0 million, and free cash flow to be in the range of negative $24 million and negative $26 million. The Company believes that it has access to sufficient sources of capital to fund this business plan.

Conference Call and Webcast

NUBURU will hold a conference call to discuss financial results on Thursday, August 10, 2023 at 2:30 p.m. MT / 4:30 p.m. ET. The dial-in number is (888) 886-7786 for domestic callers, conference ID 67606887. A live webcast of the conference call will be available on the investor relations page of NUBURU's corporate website at http://ir.nuburu.net/events-and-presentations/default.aspx.

After the live webcast, a replay will remain available online on the investor relations page of NUBURU's website, under "Events & Presentations" for 90 days following the call.

About NUBURU®

Founded in 2015, NUBURU, INC. (NYSE American: BURU) is a developer and manufacturer of industrial blue lasers that leverage fundamental physics and their high-brightness, high-power design to produce faster, higher quality welds and parts than current lasers can provide in laser welding and additive manufacturing of copper, gold, aluminum and other industrially important metals. NUBURU’s industrial blue lasers produce minimal to defect-free welds that are up to eight times faster than the traditional approaches — all with the flexibility inherent to laser processing. For more information, please visit www.nuburu.net.

Non-GAAP Measures

This release includes GAAP and non-GAAP income and per-share earnings data and other GAAP and non-GAAP financial information. We believe that non-GAAP financial information, when taken collectively and in context, may be helpful to investors in assessing our operating performance and trends and in comparing our financial measures with those of comparable companies that may present similar non-GAAP financial measures. The non-GAAP measures included in this release are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Nuburu believes EBITDA and Free Cash Flow are useful in evaluating our operational performance. We use these non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We also use these non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends, and evaluate financial impacts of various scenarios. Additionally, we believe that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. To gain a complete picture of all effects on our financial results from any and all events, management does (and investors should) rely upon the GAAP measures as well, as the items excluded from non-GAAP measures may contribute to not accurately reflecting the underlying performance of the company’s continuing operations for the period in which they are incurred. Furthermore, the use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including certain financial forecasts and projections and relationships with customers and third parties. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “seek,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by NUBURU and its management, are inherently uncertain and many factors may cause the company’s actual results to differ materially from current expectations which include, but are not limited to: (1) manufacturing and delivery of products could be delayed by supply constraints, manufacturing capacity constraints, shortages of skilled labor, unexpected defects or bugs in the manufacturing process or the product, and other risks typical for highly sophisticated products, particularly at an early stage of manufacturing ramp; (2) delays or other difficulties in product development,(3) the inability to access sufficient capital, whether from Lincoln Park Capital or other sources, to operate as anticipated; (4) customers may order fewer products than anticipated, (5) the Company may receive less revenue than anticipated from multi-year, multi-company government contracts, (6) failure to retain and recruit key personnel, including key executives and skilled engineers, could compromise the Company’s ability to sell products or to develop new products in timely fashion ; (6) the Company could be adversely affected by other economic, business and/or competitive factors, including volatility in the financial system and markets caused by geopolitical and economic factors; (7); and (8) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in NUBURU’s most recent periodic report on Form 10-K or Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. NUBURU does not give any assurance that it will achieve its expected results. NUBURU assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Contact:

Investor Relations:
Cody Slach & Ralf Esper

Gateway Group, Inc.

BURU@gateway-grp.com

(949) 574-3860

Media Relations:
Zach Kadletz & Anna Rutter

Gateway Group, Inc.

BURU@gateway-grp.com

(949) 574-3860

NUBURU, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$1,054,062	$47,375	$1,524,051	$137,375
Cost of revenues	2,485,264	1,266,892	3,697,701	1,821,944
Gross margin	(1,431,202)	(1,219,517)	(2,173,650)	(1,684,569)
Operating expenses:
Research and development	1,619,411	987,032	2,951,716	1,618,533
Selling and marketing	366,406	159,179	542,662	507,959
General and administrative	3,024,013	1,531,330	6,074,272	2,374,373
Total operating expenses	5,009,830	2,677,541	9,568,650	4,500,865
Loss from operations	(6,441,032)	(3,897,058)	(11,742,300)	(6,185,434)
Interest income	12,489	3,721	44,916	4,303
Interest expense	(12,384)	(2,214)	(12,384)	(2,214)
Other income, net	334,215	—	835,539	—
Loss before provision for income taxes	$(6,106,712)	$(3,895,551)	$(10,874,229)	$(6,183,345)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(6,106,712)	$(3,895,551)	$(10,874,229)	$(6,183,345)
Net loss per share, basic and diluted	$(0.18)	$(0.71)	$(0.36)	$(1.15)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	34,776,044	5,525,140	30,171,187	5,368,105

NUBURU, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$6,624,736	$2,880,254
Accounts receivable, net	646,935	327,200
Inventories, net of allowance of $962,388 and $292,990, respectively	567,927	972,695
Deferred financing costs	—	4,258,515
Prepaid expenses and other current assets	751,977	46,737
Total current assets	8,591,575	8,485,401
Property and equipment, net	4,337,662	3,771,849
Construction in progress	120,051	188,912
Right-of-use assets	488,513	641,651
Other assets	34,359	34,359
TOTAL ASSETS	$13,572,160	$13,122,172

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$4,061,495	$4,456,587
Accrued expenses	1,584,640	2,312,118
Current portion of operating lease liability	358,266	343,049
Contract liabilities	180,075	178,750
Current portion of convertible notes payable	—	7,300,000
Total current liabilities	6,184,476	14,590,504
Operating lease liability	189,518	373,907
Convertible notes payable	6,713,241	—
Warrant liabilities	501,324	—
TOTAL LIABILITIES	13,588,559	14,964,411
Commitments and Contingencies (Note 6)
Stockholders’ Equity (Deficit)
Convertible preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,038,905 and 23,237,703 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	304	4,040
Common stock, $0.0001 par value; 250,000,000 shares authorized; 35,288,220 and 5,556,857 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	3,529	1,077
Additional paid-in capital	72,046,305	59,344,952
Accumulated deficit	(72,066,537)	(61,192,308)
Total Stockholders’ Equity (Deficit)	(16,399)	(1,842,239)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$13,572,160	$13,122,172

Key Operating and Financial Metrics (Non-GAAP Results)

The following tables present our key performance indicators for the three months ended June 30, 2023.

	Three Months Ended June 30,
	2023	2022	$ Change
Revenues	$1,054,062	$47,375	$1,006,687
Total gross margin	(1,431,202)	(1,219,517)	(211,685)
EBITDA(1)	(6,007,916)	(3,751,569)	(2,256,347)
Capital expenditures	(481,071)	(83,091)	(397,980)
Free cash flow(1)	(5,130,306)	(2,910,144)	(2,220,162)

The following tables present our key performance indicators for the six months ended June 30, 2023.

	Six Months Ended June 30,
	2023	2022	$ Change
Revenues	$1,524,051	$137,375	$1,386,676
Total gross margin	(2,173,650)	(1,684,569)	(489,081)
EBITDA(1)	(10,681,745)	(5,894,648)	(4,787,097)
Capital expenditures	(825,872)	(185,472)	(640,400)
Free cash flow(1)	(9,525,680)	(4,915,742)	(4,609,938)

(1) EBITDA and Free cash flow are non-GAAP financial measures. See “Non-GAAP Information” below for our definitions of, and additional information about, EBITDA and Free cash flow and for a reconciliation to the most directly comparable U.S. GAAP financial measures.

Non-GAAP Information

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively and in context, may be helpful to investors in assessing our operating performance and trends and in comparing our financial measures with those of comparable companies that may present similar non-GAAP financial measures.

EBITDA and Free Cash Flow

We define “EBITDA” as income (loss), plus (minus) depreciation and amortization expenses, plus (minus) interest, plus (minus) taxes and “Free cash flow” as net cash from (used in) operating activities less capital expenditures. EBITDA and Free cash flow are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP and these measures should not be considered a substitute for net income (loss), and net cash used in operating activities reported in accordance with GAAP. Our computation of EBITDA and Free cash flow may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA or Free cash flow in the same fashion.

Limitations of Non-GAAP Measures

There are a number of limitations related to EBITDA, including the following:

•
EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and/or amortization of intangible assets. While these are non-cash charges, we may need to replace the assets being depreciated and amortized in the future and EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements.
•
EBITDA does not reflect interest expense, net, which may constitute a significant recurring expense in the future.
•
Free cash flow does not reflect the impact of equity or debt raises or repayment of debt or dividends paid.

Because of these and other limitations, EBITDA and Free cash flow should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Free cash flow on a supplemental basis. You should review the reconciliation of our net loss to EBITDA and net loss to Free cash flow below and not rely on any single financial measure to evaluate our business.

Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items and our presentation of Free cash flow does not necessarily indicate whether cash flows will be sufficient to fund our cash needs.

Reconciliation

The following table reconciles our net loss (the most directly comparable GAAP measure to EBITDA) to EBITDA for the period presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(6,106,712)	$(3,895,551)	$(10,874,229)	$(6,183,345)
Interest (income) expense, net	(105)	(1,507)	(32,532)	(2,089)
Income tax expense	—	—	—	—
Depreciation and amortization	98,901	145,489	225,016	290,786
EBITDA	$(6,007,916)	$(3,751,569)	$(10,681,745)	$(5,894,648)

The following table reconciles our net cash used in operating activities (the most directly comparable GAAP measure to Free Cash Flow) to Free cash flow for the three months ended June 30, 2023.

	Three Months Ended June 30,
	2023	2022
Net cash used in operating activities	$(4,649,235)	$(2,827,053)
Capital expenditures	(481,071)	(83,091)
Free cash flow	$(5,130,306)	$(2,910,144)

The following table reconciles our net cash used in operating activities (the most directly comparable GAAP measure to Free Cash Flow) to Free cash flow for the six months ended June 30, 2023.

	Six Months Ended June 30,
	2023	2022
Net cash used in operating activities	$(8,699,808)	$(4,730,270)
Capital expenditures	(825,872)	(185,472)
Free cash flow	$(9,525,680)	$(4,915,742)

Source: NUBURU, Inc.